Exhibit 99.1

Press Release

Contacts

Industry Information	Investor Relations
Jayson Schkloven	Alan Roden
Merritt Group	Verint Systems Inc.
(703) 390-1529	(631) 962-9304
schkloven@merrittgrp.com	alan.roden@verint.com

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

Sales Grow to $373.6 Million; Increases 21% year-over-year

GAAP Earnings Per Diluted Share of $0.09

Non-GAAP Earnings Per Diluted Share of $1.42

Also Announces Fiscal 2005 Preliminary Unaudited Results

MELVILLE, N.Y., March 22, 2007—Verint Systems Inc. (VRNT.PK), a leading provider of analytic software-based solutions for security and business intelligence, today announced record sales of $373,575,000 for fiscal 2006, ended January 31, 2007, a 21% increase compared with sales of $309,066,000 for fiscal 2005.

Net income on a generally accepted accounting principles (“GAAP”) basis was $2,843,000 for fiscal 2006 ($0.09 per diluted share) compared with GAAP net income of $26,223,000 for fiscal 2005 ($0.79 per diluted share). Net income on a non-GAAP basis was $46,967,000 for fiscal 2006 ($1.42 per diluted share) compared with non-GAAP net income of $35,236,000 for fiscal 2005 ($1.06 per diluted share). A reconciliation between preliminary unaudited results on a GAAP basis and preliminary unaudited results on a non-GAAP basis is provided in a table immediately following the unaudited preliminary non-GAAP information. Non-GAAP adjustment items primarily consist of non cash charges such as amortization of acquisition related intangibles and stock based compensation as well as certain one time items.

Dan Bodner, President and CEO of Verint, stated, “Fiscal 2006 non-GAAP EPS of $1.42 was a record for Verint and an increase of 34% compared to fiscal 2005. Our strong earnings growth was driven by demand for our actionable intelligence solutions, improved operating margins and the continued focused efforts of our employees. In fiscal 2006, non-GAAP gross margins and operating margins reached a record 61.0% and 13.4%, respectively.”

The Company ended fiscal 2006 with cash, cash equivalents, bank time deposits and short-term investments of $177,655,000.

Note About Unaudited Preliminary Financials

As previously disclosed by Verint, neither the Comverse Technology, Inc. Special Committee investigation nor Verint’s own voluntary internal review of certain accounting matters is yet complete. As a result, the financial information contained in this Press Release is not final or complete and remains subject to change. None of this information has been audited or reviewed by Verint’s independent registered public accounting firm. Accordingly, this financial information is expected to change, possibly materially, based on the final results of the Comverse Special Committee investigation or Verint’s internal review, the assessment of the tax impacts referred to above, and the completion of the restatement of Verint’s historical financial statements, which will be audited by its independent registered public accounting firm. In addition, none of this information takes into account any related tax effects, including any possible disallowance of previous tax deductions, related to the inaccuracies in grants by Comverse of options to acquire Comverse stock to Verint employees.

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

Conference Call Information

The Company will be conducting a conference call to review its Fiscal 2006 preliminary unaudited results today at 4:30 PM ET. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 706-634-7052. Please dial in 5-10 minutes prior to the scheduled start time. A replay of the conference call will be available on our website at www.verint.com until April, 30, 2007.

Financial Highlights

Financial highlights of Verint’s preliminary unaudited results for fiscal 2006, fiscal 2005 and fiscal 2004 are as follows:

Unaudited Preliminary Consolidated Statements of Income (GAAP Basis)

(In Thousands, except per share data)

	Twelve Months Ended January 31,
	2005	2006	2007
Revenues	$249,824	$309,066	$373,575

Gross Profit	137,048	171,908	222,642

Income (Loss) from Operations	17,338	26,673	(762)

Net Income	$19,026	$26,223	$2,843

Earnings per share:
Basic	$0.62	$0.83	$0.09
Diluted	$0.58	$0.79	$0.09

Weighted average shares:
Basic	30,894	31,774	32,158
Diluted	32,626	33,210	32,984

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

Verint provides non-GAAP net income and non-GAAP earnings per share data as additional information of its operations results. These measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. The Company believes that this presentation of non-GAAP data and non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget purposes.

Unaudited Preliminary Non-GAAP Information

(In Thousands, except per share data)

	Twelve Months Ended January 31,
	2005	2006	2007
Revenues	$249,824	$309,066	$373,575
Gross Profit	139,238	176,771	228,053
Income from Operations	26,038	36,943	49,897
Net Income	$26,818	$35,236	$46,967
Diluted Earnings Per Share	$0.82	$1.06	$1.42

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided below:

Reconciliation of GAAP net income to non-GAAP net income

(In Thousands)

	Twelve Months Ended January 31,
	2005	2006	2007
GAAP net income	$19,026	$26,223	$2,843
Amortization of purchased intangible assets	2,629	5,799	7,781
Amortization of stock based compensation(1)	548	1,169	13,795
Comverse option investigation fees			2,645
OCS royalties settlement(2)			23,390
Legal reserve for 1996 dispute			3,100
Capital gain from sale of land			(765)
Acquisition-related charges:
In-process research and development	3,154	2,852
Write-down of capitalized software	1,481
Other, included in gross profit and in operating expenses	888	671	310
Income tax effect of non-GAAP adjustments(3)	(908)	(1,478)	(6,132)

Non-GAAP net income	$26,818	$35,236	$46,967

(1)	Includes preliminary, unaudited non-cash expense of $5,000 in the 12 months ended January 31, 2007, $28,000 in the 12 months ended January 31, 2006 and $46,000 in the 12 months ended January 31, 2005 related to inaccuracies in grants by Comverse Technology, Inc., Verint’s 57% shareholder, of options to acquire Comverse stock to Verint employees. Also includes preliminary, unaudited non-cash expense of $118,000 related to the modification of Verint stock options and $25,000 related to the modification of Comverse stock options to extend the exercise periods of such options for employees terminated during the period of time in which Verint and Comverse have been non-current with their SEC filings.
(2)	Represents royalty buyout arrangement with the Office of Chief Scientist of the Ministry of Industry, Trade and Labor of the State of Israel.
(3)	Excludes income tax effect relating to the Comverse options situation.

Note: As mentioned elsewhere in this Press Release, all figures are preliminary, unaudited, and subject, among other things, to the completion of the Comverse Special Committee’s investigation and the Company’s own related voluntary internal review.

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

Historically, the Company has reported its revenue as a single segment – actionable intelligence. Within the actionable intelligence segment, the Company provided a breakdown of its revenue by two markets – security and business intelligence (“Market Revenue”). In allocating revenue between these markets, sales of the Company’s networked video solutions were reflected primarily in the revenue for the security market, with the remainder in the business intelligence market based on management’s estimates. Since the filing of its last annual report for the year ended January 31, 2005, however, the Company has concluded that changes in the business have resulted in a change in its reporting method. As a result, beginning with this Press Release, the Company will report its business in two segments – Security and Business Intelligence (“Segment Revenue”). On a segmented basis, all of the Company’s revenue from the sale of its networked video solutions will be shown in the Security segment. As a result, presented below is the Company’s revenue shown allocated by segments and also by markets, the Company’s previous reporting method. The Company will no longer report revenue based on markets. See the Company’s Current Report on Form 8-K filed on March 22, 2007 for additional information about the Company’s decision to report its business in two segments.

Unaudited Revenue by Segment and Market

(In Thousands)

	Twelve Months Ended January 31,
	2005	2006	2007
Segment Revenue
Security	$177,796	$219,724	$247,055
Business Intelligence	72,028	89,342	126,520

Total revenues	$249,824	$309,066	$373,575

Market Revenue (previous method)
Security	$165,185	$212,177
Business Intelligence	$84,639	$96,889

Total revenues	$249,824	$309,066

Verint Reports Record Fiscal 2006 Preliminary Unaudited Results

About Verint Systems Inc.

Verint® Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, networked video security and business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Note: This release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: the impact on Verint’s financial results as a result of Comverse’s creation of a Special Committee of the Board of Directors of Comverse to review matters relating to grants of Comverse stock options, including but not limited to, the accuracy of the stated dates of Comverse option grants and whether Comverse followed all of its proper corporate procedures and the results of the Comverse Special Committee’s review; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; the facts and circumstances underlying certain potential accounting errors, as well as certain other areas requiring additional review, announced by Comverse and Verint; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; the impact of governmental inquiries arising out of or related to option grants and the other accounting errors identified at Comverse; the inability to complete the Company’s proposed merger with Witness Systems, Inc. due to Witness’ failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger including the receipt of required regulatory approvals; the failure to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the merger; risks that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger and the impact of the substantial indebtedness incurred to finance the consummation of the merger; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable sales cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Mercom and CM Insight and Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint infringes upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; perception that Verint improperly handles sensitive or confidential information; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure in order to be able to continue to grow; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our current report on Form 8-K filed March 22, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com. Verint makes no commitment to revise or update any forward-looking statements except as otherwise required by law.

Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, NEXTIVA, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc. Other names may be trademarks of their respective owner.